UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 19, 2008

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 19, 2008, VIVUS, Inc. (“the Company”) entered into Task Order Number: 06 (“Task Order 06”) under that certain Master Services Agreement dated September 12, 2007 with Medpace, Inc. (“Medpace”) pursuant to which Medpace will perform certain clinical research services in connection with the Phase 3 clinical trials for Qnexa, the Company’s investigational product candidate for the treatment of obesity.  The Company’s aggregate payment obligations for services under Task Order 06 will total approximately $12.8 million.

Medpace is a global, full-service contract research organization with a focus in the areas of metabolism, diabetes and cardiovascular disease.  Other than the Master Services Agreement, the Company does not have a material relationship with Medpace.

The above description of Task Order 06 is a summary only and is qualified in its entirety by reference to the full text of Task Order 06, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  Portions of Exhibit 10.1 have been omitted pursuant to a request for confidential treatment.

 Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1†	Exhibit A: Medpace Task Order Number: 06 dated as of December 15, 2008 pursuant to that certain Master Services Agreement, between the Company and Medpace, Inc., dated as of September 12, 2007.

†                     Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Lee B. Perry
Lee B. Perry Vice President and Chief Accounting Officer

Date:  December 24, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1†	Exhibit A: Medpace Task Order Number: 06 dated as of December 15, 2008 pursuant to that certain Master Services Agreement, between the Company and Medpace, Inc., dated as of September 12, 2007.

†                     Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.